Exhibit 10.12
     THIRD AMENDMENT dated as of April 28, 2006 (“Amendment”), to the FINANCING AGREEMENT, dated as of July 15, 2005 (as amended, modified or supplemented from time to time, the “Financing Agreement”), among HORSEHEAD CORP. (f/k/a Horsehead Acquisition Corp.), a Delaware corporation (the “Company”), HORSEHEAD INTERMEDIARY CORP., a Delaware corporation (“Horsehead Intermediary”), CHESTNUT RIDGE RAILROAD CORP., a Delaware corporation (together with the Company and Horsehead Intermediary, the “Credit Parties”), THE CIT GROUP/BUSINESS CREDIT, INC. (“CIT”), PNC BANK, NATIONAL ASSOCIATION (“PNC” and together with CIT, collectively, the “Lenders”), and CIT, as agent for the Lenders (the “Agent”). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Financing Agreement.
     WHEREAS, the Credit Parties have requested that the Agent and Lenders amend certain provisions of the Financing Agreement, and the Agent and Lenders are willing to amend such provisions of the Financing Agreement on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     Section One. Amendments to Financing Agreement. Effective as of the Effective Date (as defined below), the Financing Agreement is hereby amended as follows:
          (a) (i) On the Effective Date, the Lenders, pro rata in accordance with their respective Pro Rata Percentages, severally (and not jointly) agree to make a term loan to the Company in the original principal amount of Seven Million Dollars ($7,000,000) (the “Tranche B Special Accommodation Advance”). The Tranche B Special Accommodation Advance shall be repaid in eleven (11) consecutive monthly installments each in the amount of Five Hundred Eighty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($583,333.33) commencing February 1, 2007, and continuing on the first day of each calendar month thereafter with a final payment of all outstanding principal and accrued interest due and payable on January 1, 2008; provided, however, that if the Tranche A Special Accommodation Advance (as defined below) is prepaid in full prior to January 1, 2007, then the installment payments in respect of the Tranche B Special Accommodation Advance shall commence on the first day of the month immediately following the date of such prepayment, and shall continue on the first day of each calendar month thereafter with a final payment of all outstanding principal and accrued interest due and payable on the first day of the month immediately following the due date of the eleventh (11th) installment payment. No payments of the Tranche B Special Accommodation Advance may be reborrowed. The Tranche B Special Accommodation Advance shall be evidenced by one or more secured promissory notes (collectively, the “Tranche B Special Accommodation Advance Notes”) substantially in the form executed in connection with this Amendment, which notes shall be deemed to constitute Promissory Notes. The “Tranche A Special Accommodation Advance” means the “Special Accommodation Advance” as defined in the

Second Amendment, dated as of January 18, 2006, among the Credit Parties, the Agent and the Lenders.
               (ii) The Company may make voluntary prepayments of the Tranche B Special Accommodation Advance from time to time upon not less than five (5) days’ prior written notice to the Agent and Lenders in the minimum principal amount of Five Hundred Thousand Dollars ($500,000) or a whole multiple of One Hundred Thousand Dollars ($100,000) in excess thereof (or, if less, the entire principal amount thereof then outstanding). Any such voluntary prepayment shall be applied against the remaining installments of principal in the inverse order of their maturities until the Tranche B Special Accommodation Advance is repaid in full.
               (iii) The interest rate applicable to the outstanding principal balance of the Tranche B Special Accommodation Advance shall be determined in the same manner (and using the same interest rate margins) as the interest rate applicable to the Revolving Loans under the Financing Agreement (and the Tranche B Special Accommodation Advance or any applicable portion thereof shall be deemed to constitute a Chase Bank Rate Loan or LIBOR Loan, as applicable). Interest on the outstanding principal balance of the Tranche B Special Accommodation Advance shall accrue, and shall be due and payable, in the same manner as interest on the outstanding principal balance of the Revolving Loans under the Financing Agreement.
               (iv) Each payment (including each prepayment) on account of the principal of and interest on the Tranche B Special Accommodation Advance or on account of the Tranche B Special Accommodation Advance Fee shall be applied pro rata in accordance with the respective Pro Rata Percentages of the Lenders.
               (v) The proceeds of the Tranche B Special Accommodation Advance shall be used solely to repay in full the Subject Loan (as defined below) and to repay a portion of the Revolving Loans.
               (vi) To induce the Agent and Lenders to enter into this Amendment and to extend to the Company the Tranche B Special Accommodation Advance, the Company agrees to pay to the Agent, for the ratable benefit of the Lenders, a fee in the amount of One Hundred Five Thousand Dollars ($105,000) (the “Tranche B Special Accommodation Advance Fee”), which shall be fully earned and due and payable on the Effective Date.
               (vii) Without limiting the Agent’s right to charge the Revolving Loan Account for any other purpose under the Financing Agreement, the Company authorizes the Agent to charge the Revolving Loan Account: (i) to make all payments of the Tranche B Special Accommodation Advance and interest thereon and the Tranche B Special Accommodation Advance Fee as and when such payments are due and payable, and (ii) to fund Out-of-Pocket Expenses incurred in connection with the negotiation, documentation and closing of this Amendment.

               (viii) All obligations of the Company under or in connection with the Tranche B Special Accommodation Advance shall constitute part of the Obligations, shall be absolutely and unconditionally guarantied by the Credit Parties and shall be secured by the Collateral.
          (b) Notwithstanding anything to the contrary contained in the definition of “Consolidated Fixed Charges” contained in Section 1.1 of the Financing Agreement, neither the repayment of the Tranche B Special Accommodation Advance nor the repayment of the Subject Loan shall constitute part of the Consolidated Fixed Charges.
          (c) Notwithstanding anything to the contrary contained in Section 3.5(c) or 10.4 of the Financing Agreement, if an Event of Default shall have occurred and remain outstanding, in applying the Proceeds of Collateral and the other payments received by the Agent to the payment of the Obligations in accordance with Section 10.4, the Agent shall be entitled to apply such Proceeds and payments to the payment of the Obligations relating to the Revolving Loans, the Tranche A Special Accommodation Advance or the Tranche B Special Accommodation Advance, in such order at the Agent shall determine in its sole discretion; provided, however, that until the exercise by the Agent of its rights under Section 10.2(a) of the Financing Agreement, the Agent shall (i) apply to the Tranche A Special Accommodation Advance principal payments received from the Company and designated by the Company for application to the Tranche A Special Accommodation Advance, (ii) apply to the Tranche B Special Accommodation Advance principal payments received from the Company and designated by the Company for application to the Tranche B Special Accommodation Advance, and (iii) to the extent an Overadvance exists, apply to the Revolving Loans principal payments received from the Company and designated by the Company for application to the Revolving Loans.
          (d) Section 8.16(b) of the Financing Agreement is amended such that any Lender to be replaced in accordance with Section 8.16 shall be entitled to receive payment of an amount equal to its pro rata share (in accordance with the respective Pro Rata Percentages of the Lenders) of the outstanding principal balance of the Tranche B Special Accommodation Advance and accrued interest thereon, together with all other amounts described in Section 8.16(b), prior to the effectiveness of such Lender’s assignment in accordance with Section 8.16.
          (e) Section 14.10(a) of the Financing Agreement is amended such that any amendment reducing the principal of, or rate of interest on, the Tranche B Special Accommodation Advance shall require the prior written consent of all Lenders.
     Section Two. Consent. On the Effective Date, the Agent and Lenders consent to (i) the Company’s incurrence of a loan from Sun Capital in the original principal amount of Five Million Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($5,033,333) (the “Subject Loan”), notwithstanding any prohibition on the incurrence of the Subject Loan contained in Sections 7.4(b) or (h) of the Financing Agreement, and (ii) the repayment in full of the Subject Loan, together with interest thereon at a rate not to exceed ten percent (10%) per annum (together with the Subject Loan, collectively, the “Subject Loan Obligations”), on or substantially contemporaneous with the Effective Date, notwithstanding any prohibition on such repayment contained in Section 7.4(i) of the Financing Agreement. On the Effective Date, the consent contained in the preceding clause (i) shall be deemed to be retroactively effective to April 4, 2006 (i.e., the funding date of the Subject Loan).
     Section Three. Representations and Warranties. Each of the Credit Parties warrants and represents to the Agent and each Lender as follows:
          (a) the execution, delivery and performance of this Amendment and the other documents described herein by such Credit Party is within its corporate powers, has been duly authorized by all necessary corporate action, and such Credit Party has received all necessary consents and approvals (if any shall be required) for the execution and delivery of this Amendment and such other documents;
          (b) upon the execution of this Amendment and the other documents described herein, this Amendment and such other documents shall constitute the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity;
          (c) no Default or Event of Default has occurred and is continuing; and
          (d) each Credit Party confirms, reaffirms and restates to the Agent and each Lender, as of the Effective Date, the representations and warranties set forth in the Financing Agreement, except to the extent that such representations and warranties solely relate to a specific earlier date in which case each Credit Party confirms, reaffirms and restates such representations and warranties as of such earlier date.
     Section Four. Conditions Precedent. The effectiveness of the amendments and other provisions hereof are subject to the following conditions precedent, including, where applicable, that the Agent shall have received the following documents and other items (all such documents and other items to be in form and substance satisfactory to the Agent):
          (a) This Amendment duly executed by authorized representatives of the Credit Parties and the Lenders;
          (b) A Tranche B Special Accommodation Advance Note in favor of each Lender duly executed by an authorized representative of the Company;
          (c) The Second Amendment to the Intercreditor Agreement duly executed by an authorized representative of Contrarian;
          (d) An amendment to the Contrarian Financing Documents covering such matters as may be reasonably satisfactory to the Agent duly executed by authorized representatives of the Credit Parties and Contrarian;

          (e) Evidence that the execution, delivery and performance of this Amendment by each of the Credit Parties have been duly authorized by all necessary action, and that no amendment or other modification to the articles or certificate of incorporation or bylaws of any Credit Party has been made since the date of the original delivery thereof to the Agent and that such documents (in the form delivered to the Lender) remain in full force and effect; and
          (f) A written opinion of counsel for the Credit Parties addressed to the Agent and the Lenders covering such matters as may be reasonably requested by the Agent.
          The date which all of the conditions precedent set forth in this Section 4 hereof shall have been satisfied is referred to herein as the “Effective Date”.
     Section Five. General Provisions.
          (a) Except as herein expressly amended, the Financing Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.
          (b) All references to the Financing Agreement in the Financing Agreement and each other Loan Document shall mean the Financing Agreement as amended hereby and as hereafter amended, supplemented and modified from time to time.
          (c) This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.
          (d) This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.
          (e) By its signature below, PNC also hereby confirms its consent to the execution and delivery by the Agent of the Second Amendment to the Intercreditor Agreement.
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     IN WITNESS WHEREOF, the parties to this Amendment have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

HORSEHEAD CORP.

By:	/s/ Robert D. Scherich

Name: Robert D. Scherich
Title: VP and CFO

HORSEHEAD INTERMEDIARY CORP.

By:	/s/ Robert D. Scherich

Name: Robert D. Scherich
Title: VP and CFO

CHESTNUT RIDGE RAILROAD CORP.

By:	/s/ Robert D. Scherich

Name: Robert D. Scherich
Title: VP and CFO

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Anthony Lavinio

Name: Anthony Lavinio
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Douglas A. Hoffman

Name: Douglas A Hoffman
Title: Vice President